                                    EXHIBIT 6.4
                       AMENDMENT OF SHARE EXCHANGE AGREEMENT
                             WITH REGENT LUCK HOLDINGS

3287K
                                    AMENDMENT OF
                              SHARE EXCHANGE AGREEMENT

      THIS AMENDMENT OF SHARE EXCHANGE AGREEMENT (the "Amendment") is entered into and effective as of August 10, 1998, by and between RICKY MING WAH NG, SINO CONCOURSE LIMITED, a Hong Kong corporation, SINOWAY TECHNOLOGY LIMITED, a Hong Kong corporation (collectively the "SHAREHOLDERS"), REGENT LUCK HOLDINGS LIMITED, a Hong Kong corporation ("RLH") and GLOBAL TELEPHONE COMMUNICATION, INC., a Nevada corporation ("GTC" or the "COMPANY").


                                     1.  RECITALS

      This Amendment is entered into with reference to and in contemplation of the following facts, circumstances and representations:

      1. The parties hereto had earlier entered into that certain "Share Exchange Agreement" effective as of April 16, 1998 (the "Original Agreement").

      2. The parties wish to amend the Original Agreement as more specifically set forth herein and in consideration of the mutual obligations set forth in this Amendment.

                             2.  AMENDMENT OF ORIGINAL RECITALS

      This Amendment is further entered into with reference to and in contemplation of the following different facts, circumstances and representations:

      1. RLH shall, upon closing, have a ninety percent (90%) ownership in a joint venture company established in the Peoples' Republic of China ("PRC") with SHENZEN SHENZHEN XUN YUN DA ELECTRONICS CO. LTD., ("SXY") as a joint venture partner organized under the laws of PRC under the name of "Shenzhen Global Net Computer Information Co. Ltd. (the "Joint Venture").

      2. The Joint Venture shall be established to act as the exclusive agent for Shenzhen Newsnet Co. Ltd. ("SNC") to conduct certain telecommunications and internet business and services in Shenzhen, Guaugdong Province, PRC for SNC.

      3. SNC has obtained the Telecommunication Business Operation Approval (the "Approval") (No. GPSZ P0007) which allows SNC to carry out a Computer Information Internet Service.

      4. SNC shall enter into an Agency Agreement (the "Agency Agreement") with the Joint Venture for the purpose of Clause 2 above and SNC shall obtain all license, permits and approvals necessary for the validity and implementation of the Agency Agreement.

      5. GTC desires to provide funds for the Joint Venture and as specifically set forth herein.

      6. All of the other Recitals of the Original Agreement shall remain the same and are reaffirmed.

                     3.  AMENDED PROVISIONS OF ORIGINAL AGREEMENT

      3.1 Paragraph 2.8 of the Original Agreement is modified to read in its entirety as follows:

      "2.8 FUNDS FOR JOINT VENTURE: GTC hereby agrees to provide funds as capital for the Joint Venture in the amount of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000.00) US (the "Funds") no later than December 1, 1998.

      3.2 Paragraph 6.7.3 Deposit of Funds of the Original Agreement is deleted in its entirety.

                             4.  MISCELLANEOUS PROVISIONS

      4.1 CONTINUED EFFECT OF ORIGINAL AGREEMENT: All provisions of the Original Agreement except as modified by this Amendment shall remain in full force and effect and are reaffirmed.

      4.2 INTERPRETATION OF AMENDMENT: In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Original Agreement, the provision of this Amendment shall govern and control.

      4.3 COUNTERPARTS: This Amendment may be signed in one or more counterparts.

      4.4 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Amendment.



DATED: August 28, 1998                /s/ RICKY MING WAH NG
                                      ---------------------
                                      RICKY MING WAH NG



                                      SINO CONCOURSE LIMITED

DATED: August 28, 1998            BY: /s/ LI HO SHAN
                                      -----------------------
                                      LI HO SHAN



                                      SINOWAY TECHNOLOGY LIMITED
                                      For and on behalf of
                                      SINOWAY TECHNOLOGY LIMITED


DATED: August 28, 1998                By: /s/ LI HO SHAN
                                          ------------------------
                                          LI HO SHAN

                                      REGENT LUCK HOLDINGS LIMITED



DATED: August 28, 1998                By: /s/ RICKY MING WAH NG
                                          -------------------------
                                          RICKY MING WAH NG
                                          Director



                                          GLOBAL TELEPHONE
                                          COMMUNICATION INC.


DATED: August 28, 1998,               By:  /s/ TERRY WONG
                                           ------------------------
                                           TERRY WONG
                                           President